PROXY STATEMENT-SPECIAL MEETING


STAAR INVESTMENT TRUST
604 McKnight Park Drive
Pittsburgh, PA 15237

PROXY STATEMENT FOR THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 3, 1998

A.	INTRODUCTION:

	The Proxy Statement is furnished to you in connection with the solicitation of proxies by the Board of Trustees of Staar Investment Trust (the "Trust"), on behalf of all of its funds, to be used at the special meeting of shareholders (the "Meeting") to be held at the STAAR Investment Trust offices on September 3, 1998 at 10:30 AM.

	The Trust offers six separate funds, each of which is a separate pool of assets constituting, in effect, a separate fund with its own investment objectives and policies. The names of the six funds are:

Intermediate Bond Fund
Long-Term Bond Fund
Larger Company Stock Fund
Smaller Company Stock Fund
International Fund
AltCat (Alternative Categories) Fund

	This Proxy relates to three proposals:

	(1)	The election of trustees;

	(2)	The ratification and approval of 12(b)-1 plans
for each of the funds; and

	(3)	The ratification and approval of the selection of
the auditors for the Trust.

	Proposals 1 and 3 will be voted upon by shareholders of funds collectively. Proposal 2 will be voted upon separately with respect to each fund by the shareholders of such fund.

	Shares represented by duly executed Proxies will be voted for the election of persons named herein as trustees, unless such authority has been withheld. With respect to the other matters specified in the Proxy, yours will be voted in accordance with the instructions made. If no instructions are made, the Proxy will be voted for the matters specified in the Proxy. Proxies may be revoked at any time before they are voted by a written revocation received by the secretary of the fund, by properly executing a later-dated Proxy or by attending the meeting and voting in person. The Proxy holders may vote at their own discretion when any other matter that may properly come before the meeting or any adjournment thereof.

	The close of business on June 30, 1998 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof. On that date, each fund of the trust had outstanding and entitled to vote the number of shares set forth below:


   		The Designation of Fund			    Number of
Shares
Intermediate Bond Fund
74,625.350
Long-Term Bond Fund
46,921.464
Larger Company Stock Fund
135,677.217
Smaller Company Stock Fund
130,415.574
International Fund
144,934.216
AltCat (Alternative Categories) Fund
39,770.318


	Each share outstanding on the record date will be entitled to one vote at the meeting.

	A copy of the annual report of the Trust for its most recent year, including financial statements, have been previously forwarded to the shareholders. Certain information concerning the Trust and funds are set forth below.

B.	ELECTION OF TRUSTEES:

	At the meeting five (5) directors are to be elected. Mr. Ronald G. Benson, Mr. Jeffrey A. Dewhirst, Mr. John H. Weisbrod, Mr. J. Andre Weisbrod, and Thomas J. Smith (together the "Nominees") have each been recommended unanimously by the Board of Trustees of the Fund for election. If elected, the Trustees will hold office until the next meeting at which Trustee elections are held or until their successors are elected and qualified.

	It is the intention of the persons named on the accompanying form of proxy to nominate and vote for the election of the nominees. Messrs. Benson and Dewhirst and Mr. John H. Weisbrod have been trustees since the date set forth in the background information regarding such nominee.

	Each nominee has agreed to serve if elected. There is no reason to believe that any of the nominees will become unavailable for election as a trustee of the Fund, but if that should occur before the meeting, proxies will be voted for the persons the trustees recommend.

	Background information regarding the nominees follows.

Principal Occupation and Other Information.

	The nominees designated by asterisks are "interested persons" of the Fund (as that term is defined in the Investment Company Act of 1940, as amended), because of their stated associations.

NAME                AGE  PRINCIPAL OCCUPATION FOR THE LAST
FIVE YEARS
    BUSINESS EXPERIENCE
Ronald G. Benson*   64   Business consultant. Trustee since
the Fund's public
                         inception on May 28, 1997.
    Regional coordinator of the Fellowship of Companies for
Christ,
    International.

Jeffrey A. Dewhirst 49   Investment banker. Trustee since
the Fund's public
                         inception on May 28, 1997.
    Principal, Corporate Finance Associates

John H. Weisbrod*   82   Retired. Trustee since the Fund's
public inception
                         on May 28, 1997.  (Mr. Weisbrod is
the father of
                         J. Andre Weisbrod)
    Former President of Seabreeze Laboratories, Inc.

J. Andre Weisbrod*  49   President of Staar Financial
Advisors, Inc. which is
                         the investment advisor to the
Fund.  Trustee since
                         7/1/98
    Investment Advisor, Financial Planner, Registered
Representative: Olde
    Economie Financial Consultants, Ltd

Thomas J. Smith     60   Advertising Executive
    President & CEO, CapMasters, former CEO of
Ketchum Advertising
    and Della Famina Advertising (Pittsburgh).


Executive Officers of the Fund.

NAME                AGE  POSITION WITH THE FUND PRINCIPAL
OCCUPATION DURING THE PAST FIVE YEARS
J. Andre Weisbrod   49   Chairman         See above

Ronald G. Benson    64   Secretary        See above


	*J. Andre Weisbrod owns a majority of the outstanding voting securities of the manager. Accordingly, under the applicable provisions of the Investment Company Act of 1940 (the "1940 Act") Mr. Weisbrod is the control person of the manager.

	The Board of Trustees met 3 times during the Fund's fiscal year ended December 31, 1997 and all of the Trustees were present at each meeting. The Fund has no standing audit, compensation or nomination committees.

	All officers are elected annually by the Trustees and serve until their successors are elected and qualify or their earlier resignation. The address of the foregoing officers is:

STAAR INVESTMENT TRUST
604 McKnight Park Drive
Pittsburgh, PA 15237


	As of 6/30/98, 1998, Directors and Officers of the
Fund as a group owned directly or indirectly the following number of shares:


FUND                         SHARES
PERCENTAGE
Intermediate Bond Fund               1,592.689     2.13%

Long-Term Bond Fund                  1,320.155     2.81%

Larger Company Stock Fund            5,544.407     4.09%

Smaller Company Stock Fund           10,363.362    7.95%

International Fund                   11,141.078    7.69%

AltCat (Alternative Categories) Fund 1,329.712     3.34%


	Unless otherwise indicated, Trustees have sole voting and investment power with respect to shares shown.

	The affirmative vote of a plurality of the votes cast at the meeting is required to approve the election of the nominees.

YOUR BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT THE
SHAREHOLDERS
VOTE FOR THE ELECTION OF EACH OF THE NOMINEES TO SERVE AS A
TRUSTEE OF THE FUND

C.	PLAN OF DISTRIBUTION

	The Board of Trustees of the Trust, including all Disinterested Trustees, has adopted a Plan of Distribution under Section 12(b) of the Investment
Company Act of 1940, as amended, and Rule 12(b)-1 adopted under such Section (the "Plan"). A copy of the Plan is set forth as Exhibit A to this Proxy Statement.

	The purpose of the Plan is to finance activities of the Trust primarily intended to sell additional shares of the various funds, thus increasing the assets of the Trust to allow greater cost efficiency. The activities include providing compensation to broker-dealers for marketing and shareholder service including presentation and explanation of the prospectus and aid to the shareholder in executing the necessary applications and forms, and generally to provide communication with the shareholders on behalf of the Fund. It may also include advertising, mailing of prospectuses to other than current shareholders and the printing and mailing of sales literature.

	The maximum expense to any fund will be .25% of the average net assets. Should any proposed payment cause this maximum expense to be exceeded, new sales of funds through broker-dealers will be suspended or broker-dealer agreements will be modified until the expenses are below the .25% maximum rate.

	The following tables reflect the actual annual fund operating expenses as of 12/31/97 and pro forma operating expenses as if the plan of distribution had been in effect for the past calendar year period and 50% of the sales of new shares had been through brokers during the period.


ACTUAL 1997 FUND EXPENSES


Description               IBF    LTBF   LCSF   SCSF   INTF   ACF
Management Fees*          .47%   .55%   .56%   .88%   .87%   .73%
12B-1 Fees                None   None   None   None   None   None
Other Expenses*           .09%   .09%   .09%   .09%   .09%   .09%
Total Operating Expenses  .56%   .64%   .65%   .97%   .96%   .82%

PRO FORMA 1997 FUND EXPENSES

Description               IBF    LTBF   LCSF   SCSF   INTF   ACF
Management Fees*          .35%   .50%   .45%   .74%   .68%   .49%
12B-1 Fees                .12%   .05%   .11%   .14%   .19%   .24%
Other Expenses*           .09%   .09%   .09%   .09%   .09%   .09%
Total Operating Expenses  .56%   .64%   .65%   .97%   .96%   .82%


*Management Fees would have been waived under the pro forma example as shown.

	The objective is to keep all direct expenses of the various funds below 1% of average net assets. To this end, the investment advisor to the Trust has agreed to waive fees, as needed, to keep expenses within this objective.
The Plan will continue for one year and indefinitely thereafter so long as the Board of Trustees and the Trustees who are non-interested persons has annually approved the extension of the Plan. The Board of Trustees will review a written report of expenditures of the Plan at least quarterly.

	The Plan may be terminated at any time by a majority of the members of the Board of Trustees who are not interested persons and have no direct or indirect financial interest in the operation of the Plan. Any increase in the amount to be spent for distribution will require approval by a majority of the Trustees and by a majority of the outstanding voting shares of the each Fund.

	Any broker-dealer to be compensated under the Plan would be required to enter into a written agreement with the Trust.

	Each fund of the Trust will join the 12(b)-1 Plan upon the vote of a majority of the outstanding securities on the record date of such fund.

YOUR BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS
ADOPTION OF THE 12(B)(1) PLAN OF DISTRIBUTION

D.	RATIFICATION OF SELECTION OF AUDITORS.

	In accordance with the requirements of the 1940 Act, the Board of Trustees is required to select independent public accountants as auditors of the Fund each year. If a shareholders' meeting is held, the Board's selection is subject to ratification or rejection by shareholders.

	The Board of Trustees, including a majority of those members who are not "interested persons" of the Fund (as defined in the 1940 Act), has selected Carson & Co. as auditors of the Fund for fiscal 1998. The firm of Carson & Co. has experience in investment company accounting and auditing. It is expected that a representative of Carson & Co. will be present at the Meeting and will have the opportunity to make a statement and respond to questions.

	The affirmative vote of a majority of the votes cast at the Meeting is required to ratify the selection of auditors.

YOUR BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS RATIFICATION
OF THE SELECTION OF CARSON & CO. AS AUDITORS OF THE FUND.


E.	FUND INFORMATION.

                                           THE MANAGEMENT
AGREEMENT

The Trust retains Staar Financial Advisors, Inc., a
Pennsylvania corporation principally owned by J. Andre
Weisbrod, as investment advisor for the funds under an annual contract. Staar Financial Advisors, Inc., located at 604 McKnight Park Drive, Pittsburgh, Pa., 15237, and the
Trusts share facilities, space and staff with the advisor.
As of the date of this proxy, Staar Financial Advisors, Inc. is under contract to provide investment management and advice to individual and institutional clients, in addition to the Trust.

The advisor is registered with the Securities and Exchange
Commission under the Investment Advisors Act of 1940.
Accordingly, the advisor files periodic reports, which are available for public inspection. Mr. J. Andre Weisbrod is the principal officer and investment professional at Staar
Financial Advisors, Inc. and the Trust. The advisor receives a maximum fee from the Trust Funds of the following per annum of the average daily market value of their respective net assets: Intermediate Bond Fund --
 .62%;  Long Term Bond Fund -- .72%;  Larger Company Stock
Fund -- .90%; Smaller Company Stock Fund -- .90%;
International Fund -- .90%;  AltCat (Alternative
Categories) Fund -- .90%.

Under terms of the advisory agreement, total direct Trust expenses cannot under any circumstances exceed 1% of the Trust's net assets. Should actual expenses incurred ever exceed the 1% limitation, the advisor shall pay such excess expenses or reimburse the Trust for such excess.

The management contract dated April 1, 1996 was approved by the shareholders on that date and was last approved by the Trustees on January 23, 1998.

Management fee paid to Staar Financial Advisors, Inc. for the period ended December 31, 1997 was $24,976.



THE FUNDS

Business Trust formed on February 28, 1996. It is registered as an open-end, non-diversified, management investment company. The Trust consists of six portfolios, each known as a separate fund and managed separately from the other funds. The fund names and abbreviations are as follows:

Intermediate Bond Fund
Long-Term Bond Fund
Larger Company Stock Fund
Smaller Company Stock Fund
International Fund
AltCat (Alternative Categories) Fund

Each fund has its own objectives, policies and strategies designed to meet different investor goals.

CAPITAL OF TRUST

Trust capital consists of an unlimited number of shares of beneficial interest having a par value of $.001 each. When issued, each share or fraction thereof is fully paid, non-assessable, transferable and redeemable. All shares of each fund are of the same class, and each full share has one vote. The Funds are presently the only funds of the Staar Investment Trust, a Pennsylvania Business Trust.
Fractional shares are issued to three decimal places, but do not carry voting rights. As a trust, there is no requirement to hld annual shareholder meetings. However, it is intended that special meetings, which may be called upon the request of the owners of 10% of shares outstanding, will be held as needed or required when and as duly called. Approval of a majority of the shares outstanding must first be obtained before changing fundamental policies: to amend the contract with its investment advisor, to terminate the Trust, or to change any other items on which shareholders are granted such rights by law or under provisions of its Declaration of Trust. Trustees must have been voted into office by shareholders even though remaining Trustees may fill vacancies without a shareholder vote so long as such appointment do not produce less than two-thirds of the shareholdersTrustees holding office who have not been elected by Shareholders. The Trust offers its own shares exclusively.

BROKER ALLOCATIONS

The placement orders for the purchase and sale of portfolio securities are made by the Advisor at the order of the President of the Trust, subject to the overall supervision of the Board of Trustees. All orders are placed at the best price and best execution obtainable, except that the Trust shall be permitted to select broker-dealers who provide economic, corporate and investment research services, if in the opinion of the Trust's management and Board of Trustees, such placement serves the best interest of the Trust and its shareholders.


PORTFOLIO TRANSACTIONS

The policy of the Trust is to limit portfolio turnover to transactions necessary to carry out its investment policies and/or to obtain cash, as necessary, or redemption of its shares. The Trust's portfolio turnover rate, which is the lesser of the total purchases or sales on an annualized basis, divided by the average total market value of the assets held, will vary from period to period depending upon market conditions. The Trust has had an average turnover rate of percentage since inception. It is anticipated the Trust will generally not exceed a turnover rate of 100% per year in normal market conditions. High portfolio turnover incurs additional brokerage costs and creates portfolio gains or losses, which affect shareholder return rates and taxes. Refer to sections herein entitled "Broker
Allocations" for more information on these subjects.

FUND INFORMATION

The net asset, the outstanding shares as of December 31, 1997 and the owners of 5% of any fund's outstanding shares are as follows:


Fund Name	            Date of Organization   Net Assets
Outstanding Shares
     5% Owners*

Intermediate Bond Fund              1996       $770,131
74,625.350
     K. Blevins, 1981 Michael Dr., Johnson City, TN 37604
(6.81%)
     A. Frey, 237 Walnut St. #1, Sewickley, PA 15143
(5.31%)
     J. Russell, 156 Richmond Cir., Pittsburgh, PA 15237
(9.81%)
     St Stephens Church, Frederick Ave., Sewickley, PA
15143 (15.04%)
     J. Sunder, 526 Highland Dr., Canonsburg, PA 15317
(7.67%)

Long-Term Bond Fund                 1996       $515,110
46,921.464
     J. Amy, 526 Cochran, Sewickley, PA 15143 (7.77%)
     L. Bowser, 143 McGregor Dr., Canonsburg, PA 15317
(13.5%)
     M. Henning, 706 Centennial Ave., Sewickley, PA 15143
(6.0%)
     St Stephens Church, Frederick Ave., Sewickley, PA
15143 (15.61%)
     C. Sweeney, 1824 Foxcroft Lane #701, Allison Park, PA
15101 (9.42%)

Larger Company Stock Fund           1996       $1,814,165
135,677.217
     L. Bowser, 143 McGregor Dr., Canonsburg, PA 15317
(8.34%)
     C. Dorsch, 123 Richard Dr., Pittsburgh, PA 15237
(7.19%)
     St Stephens Church, Frederick Ave., Sewickley, PA
15143 (13.2%)
     C. Sweeney, 1824 Foxcroft Lane #701, Allison Park, PA
15101 (10.45%)

Smaller Company Stock Fund          1996       $1,596,198
130,415.574
     R. Benson, 1010 State Ave 201, Coraopolis, PA 15108
(6.23%)
     L. Bowser, 143 McGregor Dr., Canonsburg, PA 15317
(6.46%)
     K. Blevins, 1981 Michael Dr., Johnson City, TN 37604
(7.59%)
     St Stephens Church, Frederick Ave., Sewickley, PA
15143 (9.65%)
     C. Sweeney, 1824 Foxcroft Lane #701, Allison Park, PA
15101 (6.62%)

International Fund                  1996       $1,622,580
107,213.876
     J. Amy, 526 Cochran, Sewickley, PA 15143 (9.18%)
     R. Benson, 1010 State Ave 201, Coraopolis, PA 15108
(6.0%)
     K. Blevins, 1981 Michael Dr., Johnson City, TN 37604
(6.83%)
     L. Bowser, 143 McGregor Dr., Canonsburg, PA 15317
(5.87%)
     St Stephens Church, Frederick Ave., Sewickley, PA
15143 (9.1%)
     C. Sweeney, 1824 Foxcroft Lane #701, Allison Park, PA
15101 (5.6%)

AltCat (Alternative Categories)Fund 1996       $415,569
39,770.318
     J. Amy, 526 Cochran, Sewickley, PA 15143 (17.62%)
     K. Blevins, 1981 Michael Dr., Johnson City, TN 37604
(9.54%)
     C. Sweeney, 1824 Foxcroft Lane #701, Allison park, PA
15101 (6.37%)


* The SEC Rules require each fund to tell you the name and address of any person known to be the beneficial owner of more than 5% of the fund's outstanding shares. The fund must also tell you how many shares each person owns and what percent each such person owns and what percentage of the respective fund these shares represent.

